UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 6, 2023

Pyxus International, Inc.

(Exact name of Registrant, as specified in its charter)

Virginia	000-25734	85-2386250
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. Employer Identification No.)

8001 Aerial Center Parkway

Morrisville, North Carolina 27560-8417

(Address of principal executive offices, including zip code)

(919) 379-4300

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry Into a Material Definitive Agreement

On February 6, 2023 (the “Settlement Date”), Pyxus International, Inc. (the “Company”) and its subsidiaries Pyxus Parent, Inc. (“Pyxus Parent”) and Pyxus Holdings, Inc. (“Pyxus Holdings” and, together with the Company and Pyxus Parent, the “Holding Companies”), and certain other of the Company’s direct and indirect subsidiaries completed the previously announced exchange transactions (collectively, the “Exchange Transactions”), that included, among other things:

•

the exchange by holders of 100% of the outstanding term loans (the “DDTL Facility Loans”) under the Amended and Restated Term Loan Credit Agreement, effectuated pursuant to that certain Amendment and Restatement Agreement, dated as of June 2, 2022 (the “DDTL Credit Agreement”), by and among Intabex Netherlands B.V., as borrower (“Intabex”), the guarantors party thereto, the administrative agent and collateral agent thereunder, and the several lenders from time to time party thereto, of all of their DDTL Facility Loans for (i) an equal principal amount of new senior secured term loans due December 31, 2027 with Pyxus Holdings as the borrower (the “New Intabex Loans”) and (ii) additional New Intabex Loans in a principal amount equal to 2% of the principal amount of such holder’s exchanged DDTL Facility Loans on account of an exit fee payable under the DDTL Credit Agreement (the “DDTL Facility Exchange”);

•

the exchange by holders of 100% of the outstanding term loans (the “Exit Facility Loans”) under the Exit Term Loan Credit Agreement, dated as of August 24, 2020 (the “Exit Term Loan Credit Agreement”), by and among Pyxus Holdings, as borrower, the guarantors party thereto, the administrative agent and collateral agent thereunder, and the several lenders from time to time party thereto, of (i) 40% of their Exit Facility Loans for an equal principal amount of New Intabex Loans and (ii) 60% of their Exit Facility Loans (plus accrued and unpaid PIK interest thereon) for an equal principal amount of new senior secured term loans due December 31, 2027 with Pyxus Holdings as the borrower (the “New Pyxus Loans” and, together with the New Intabex Loans, the “New Term Loans” and the foregoing exchange, the “Exit Facility Exchange”); and

•

the exchange by holders of approximately 92.7% of the aggregate principal amount of the outstanding 10.000% Senior Secured First Lien Notes due 2024 issued by Pyxus Holdings (the “Existing Notes”) pursuant to that certain Indenture, dated as of August 24, 2020 (the “Existing Notes Indenture”), by and among Pyxus Holdings, the guarantors party thereto and the trustee, collateral agent, registrar and paying agent thereunder, of all of their Existing Notes for an equal principal amount of Pyxus Holdings’ new 8.50% Senior Secured Notes due December 31, 2027 (the “New Notes” and, together with the New Term Loans, the “New Secured Debt”), pursuant to the terms described in the confidential offering memorandum and consent solicitation statement, dated January 5, 2023, as amended (the “Notes Exchange”).

In conjunction with the Notes Exchange, Pyxus Holdings received consents from requisite holders of Existing Notes to amend the Existing Notes Indenture, the Existing Notes and the related intercreditor and security documents to, among other things, (i) eliminate most of the restrictive covenants and certain of the affirmative covenants in the Existing Notes Indenture, (ii) eliminate the change of control repurchase obligation in the Existing Notes Indenture, (iii) subordinate the Existing Notes in right of payment to existing and future senior indebtedness (including the New Secured Debt), (iv) eliminate certain events of default and (v) release all of the collateral securing the Existing Notes.

The Holding Companies also entered into an amendment to the ABL Credit Agreement, dated as of February 8, 2022 (the “ABL Credit Agreement”), among the Holding Companies, borrowers party thereto, the lenders party thereto and PNC Bank, National Association, as administrative and collateral agent (the “ABL Agent”) to, among other things, (i) permit the Exchange Transactions and the incurrence of the New Secured Debt (and the related liens and priorities), and (ii) modify certain covenants to be substantially consistent with those governing the New Secured Debt.

The Exchange Transactions and the related material definitive agreements are described in more detail below.

New Intabex Credit Facility

On the Settlement Date, Pyxus Holdings entered into the Intabex Term Loan Credit Agreement, dated as of February 6, 2023 (the “New Intabex Credit Agreement”), by and among, Pyxus Holdings, the guarantors party thereto, the lenders party thereto and Alter Domus (US) LLC (“Alter Domus”), as administrative agent and senior collateral agent, to establish a term loan credit facility in an aggregate principal amount of approximately $189.0 million (the “New Intabex Credit Facility”), under which term loans were deemed made in exchange for (x) $100.0 million principal amount of DDTL Term Loans (plus an additional $2.0 million on account of the exit fee payable under the DDTL Credit Agreement) pursuant to the DDTL Facility Exchange and (y) approximately $87.0 million principal amount of Existing Term Loans, representing 40% of the outstanding principal amount thereof (plus accrued and unpaid PIK interest thereon) pursuant to the Exit Facility Exchange.

Borrowings under the New Intabex Credit Facility bear interest, at Pyxus Holdings’ option, at either (i) a term SOFR rate (subject to a floor of 1.50%) plus 8.00% per annum or (ii) an alternate base rate plus 7.00% per annum. The New Intabex Credit Facility is stated to mature on December 31, 2027.

The New Intabex Credit Facility may be prepaid from time to time, in whole or in part, without premium or penalty. With respect to alternate base rate loans, accrued interest is payable quarterly in arrears on the last business day of each calendar quarter and, with respect to SOFR loans, accrued interest is payable on the last day of each applicable interest period but no less frequently than quarterly.

The New Intabex Credit Agreement contains customary representations and warranties, affirmative and negative covenants (subject, in each case, to exceptions and qualifications) and events of defaults, including covenants that limit the Company’s and its restricted subsidiaries’ ability to, among other things, incur additional indebtedness or issue disqualified stock or preferred stock; make investments; pay dividends and make other restricted payments; sell certain assets; incur liens; consolidate, merge, sell or otherwise dispose of all or substantially all their assets; enter into transactions with affiliates; and designate subsidiaries as unrestricted subsidiaries.

New Pyxus Credit Facility

On the Settlement Date, Pyxus Holdings entered into the Pyxus Term Loan Credit Agreement, dated as of February 6, 2023 (the “New Pyxus Credit Agreement”), by and among, Pyxus Holdings, the guarantors party thereto, the lenders party thereto and Alter Domus, as administrative agent and senior collateral agent, to establish a term loan credit facility in an aggregate principal amount of approximately $130.5 million (the “New Pyxus Credit Facility”), under which term loans were deemed made in exchange for 60% of the outstanding principal amount of Existing Term Loans (plus accrued and unpaid PIK interest thereon) pursuant to the Exit Facility Exchange.

Borrowings under the New Pyxus Credit Facility bear interest, at Pyxus Holdings’ option, at either (i) a term SOFR rate (subject to a floor of 1.50%) plus 8.00% per annum or (ii) an alternate base rate plus 7.00% per annum. The New Pyxus Credit Facility is stated to mature on December 31, 2027.

The New Pyxus Credit Facility may be prepaid from time to time, in whole or in part, without premium or penalty. With respect to alternate base rate loans, accrued interest is payable quarterly in arrears on the last business day of each calendar quarter and, with respect to SOFR loans, accrued interest is payable on the last day of each applicable interest period but no less frequently than quarterly.

The New Pyxus Credit Agreement contains customary representations and warranties, affirmative and negative covenants (subject, in each case, to exceptions and qualifications) and events of defaults, including covenants that limit the Company’s and its restricted subsidiaries’ ability to, among other things, incur additional indebtedness or issue disqualified stock or preferred stock; make investments; pay dividends and make other restricted payments; sell certain assets; incur liens; consolidate, merge, sell or otherwise dispose of all or substantially all their assets; enter into transactions with affiliates; and designate subsidiaries as unrestricted subsidiaries.

New 8.50% Senior Secured Notes due 2027

On the Settlement Date, Pyxus Holdings issued approximately $260.5 million in aggregate principal amount of New Notes to the exchanging holders of the Existing Notes, pursuant to the Indenture, dated as of February 6, 2023 (the “New Notes Indenture”), among Pyxus Holdings, the guarantors party thereto, and Wilmington Trust, National Association, as trustee, and Alter Domus, as collateral agent.

The New Notes bear interest at a rate of 8.50% per annum, computed on the basis of a 360-day year comprised of twelve 30-day months. Interest on the New Notes will be payable semi-annually in arrears on June 15 and December 15 of each year, commencing on June 15, 2023. The New Notes are stated to mature on December 31, 2027.

At any time and from time to time, Pyxus Holdings may redeem the New Notes, in whole or in part, at a redemption price equal to 100% of the principal amount of New Notes to be redeemed, plus accrued and unpaid interest, if any, to, but not including, the redemption date.

The New Notes Indenture contains customary affirmative and negative covenants (subject, in each case, to exceptions and qualifications) and events of defaults, including covenants that limit the Company’s and its restricted subsidiaries’ ability to, among other things, incur additional indebtedness or issue disqualified stock or preferred stock; make investments; pay dividends and make other restricted payments; sell certain assets; incur liens; consolidate, merge, sell or otherwise dispose of all or substantially all their assets; enter into transactions with affiliates; and designate subsidiaries as unrestricted subsidiaries.

The New Notes and the guarantees thereof have not been and will not be registered under the Securities Act or any state or other securities laws. The New Notes may not be offered or sold except pursuant to an exemption from or in a transaction not subject to the registration requirements of the Securities Act and the applicable state securities laws.

Guarantees and Collateral

The obligations of Pyxus Holdings under the New Secured Debt are fully and unconditionally guaranteed by the Company, Pyxus Parent and all of the Company’s domestic subsidiaries and certain of the Company’s foreign subsidiaries, subject to certain limitations (the “New Secured Debt Obligors”). In addition, Intabex and Alliance One International Tabak B.V. (which were obligors under the DDTL Facility Loans) guarantee the New Intabex Credit Facility (together, the “Specified Intabex Obligors”) but do not guarantee the New Notes, the New Pyxus Loans or the ABL Credit Agreement.

The New Secured Debt is secured by (i) a first-priority lien on substantially all assets of the New Secured Debt Obligors other than certain exclusions and certain collateral for which obligations under the ABL Credit Agreement are secured on a first-priority basis (the “ABL Priority Collateral”) and (ii) a second-priority lien on the ABL Priority Collateral. In addition, certain assets of the Specified Intabex Obligors (which were pledged as collateral for the DDTL Facility Loans) are pledged as collateral to secure the New Intabex Loans (the “Intabex Collateral”) but do not secure the New Notes, the New Pyxus Loans or the ABL Credit Agreement. The New Secured Debt shares a single lien, held by Alter Domus, as senior collateral agent (the “Senior Collateral Agent”), on the Collateral (excluding the Intabex Collateral) subject to the payment waterfall pursuant to the intercreditor arrangements described below.

Intercreditor and Collateral Agency Agreement

On the Settlement Date, the New Secured Debt Obligors, together with the representatives for the holders of the New Secured Debt and the Senior Collateral Agent, entered into the Intercreditor and Collateral Agency Agreement, dated as of February 6, 2023 (the “Intercreditor and Collateral Agency Agreement”), pursuant to which the Senior Collateral Agent serves as joint collateral agent for the benefit of the holders of the New Notes, the New Pyxus Loans and the New Intabex Loans with respect to all common collateral securing such indebtedness (the “Collateral”; which, for the avoidance of doubt, excludes the Intabex Collateral). The Intercreditor and Collateral Agency Agreement provides that any Collateral or proceeds thereof received in connection with or upon the exercise of any secured creditor remedies will be distributed (subject to the provisions described in the next paragraph) first to holders of the New Notes and the New Term Loans on a pro rata basis, and then to holders of any future debt secured by junior liens on such Collateral on a pro rata basis (and in each case permitted refinancing indebtedness thereof).

Exercise of rights and remedies against the Collateral and certain rights in a bankruptcy or insolvency proceeding (including the right to object to debtor-in-possession financing or to credit bid) by the Senior Collateral Agent will be controlled first by the holders of a majority in principal amount of the New Term Loans (including, in any event, each holder holding at least 20% of the New Term Loans as of the Settlement Date, provided such holder holds at least 15% of the New Term Loans as of the date of determination), second, after repayment in full of the New Term Loans, by the holders of a majority in principal amount of the New Notes and last, after repayment in full of the New Term Loans and the New Notes, by holders of a majority in principal amount of any future junior debt secured by the Collateral. Any such future junior debt will be subject to certain customary waivers of rights in a bankruptcy or insolvency proceeding in favor of the Senior Collateral Agent, including, but not limited to, with respect to debtor-in-possession financing, adequate protection and credit bidding.

Limited Consent and Amendment to ABL Credit Agreement

On January 5, 2023, Pyxus Holdings entered into the Limited Consent and Amendment to ABL Credit Agreement (the “ABL Amendment”), which became effective concurrently with the consummation of the Exchange Transactions on the Settlement Date. The ABL Amendment, among other things, (i) permits the Exchange Transactions and the incurrence of the New Secured Debt and related liens and priorities, and (ii) modifies certain covenants in the ABL Credit Agreement to be substantially consistent with those governing the New Secured Debt.

In addition, on the Settlement Date, the New Secured Debt Obligors entered into the amended and restated intercreditor agreement, dated as of February 6, 2023 (the “Amended and Restated Intercreditor Agreement”), to amend and restate the intercreditor agreement, dated as of August 24, 2020, to govern the relative rights of the ABL Facility on the one hand, and the New Secured Debt on the other hand, in the Collateral. The ABL Facility will retain a senior lien on all ABL Priority Collateral while the New Secured Debt will have a senior lien on all Collateral other than the ABL Priority Collateral.

Second Supplemental Indenture to the Existing Notes Indenture

On the Settlement Date, Pyxus Holdings entered into the Second Supplemental Indenture, dated as of February 6, 2023 (the “Existing Notes Supplemental Indenture”), to the Existing Notes Indenture, pursuant to which the Existing Notes Indenture, the Existing Notes and the related intercreditor and security documents were amended to, among other things, (i) eliminate most of the restrictive covenants and certain of the affirmative covenants in the Existing Notes Indenture, (ii) eliminate the change of control repurchase obligation in the Existing Notes Indenture, (iii) subordinate the Existing Notes in right of payment to existing and future senior indebtedness (including the New Secured Debt), (iv) eliminate certain events of default and (v) release all of the collateral securing the Existing Notes.

The description of the New Pyxus Credit Agreement, the New Intabex Credit Agreement, the New Notes Indenture (including the New Notes), the Intercreditor and Collateral Agency Agreement, the ABL Amendment, the Amended and Restated Intercreditor Agreement and the Existing Notes Supplemental Indenture set forth herein are qualified in their entirety by references to such documents, filed as Exhibits 10.1, 10.2, 4.1, 10.3, 10.4, 10.5 and 4.2 hereto, respectively, which are incorporated by reference herein.

Item 1.02	Termination of a Material Definitive Agreement.

On the Settlement Date, as a result of the consummation of the DDTL Facility Exchange and the Exit Facility Exchange, Pyxus Holdings terminated the DDTL Credit Agreement and the Exit Term Loan Credit Agreement.

In addition, on the Settlement Date, as a result of the effectiveness of the Existing Notes Supplemental Indenture, Pyxus Holdings terminated the collateral documents that secure the Existing Notes.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Items 1.01 and 1.02 of this Form 8-K is incorporated by reference into this Item 2.03.

Item 8.01	Other Events.

On February 6, 2023, the Company issued a press release announcing the completion of the Exchange Transactions.

A copy of the press release is filed as Exhibit 99.1 hereto and is incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description

4.1	Indenture, dated as of February 6, 2023, among Pyxus Holdings, Inc., the guarantors party thereto, Wilmington Trust, National Association, as trustee, and Alter Domus (US) LLC, as collateral agent.

4.2	Second Supplemental Indenture, dated as of February 6, 2023, to the Indenture, dated as of August 24, 2020, among Pyxus Holdings, Inc., the guarantors party thereto and Wilmington Trust, National Association, as trustee and collateral agent.

10.1	Pyxus Term Loan Credit Agreement, dated as of February 6, 2023, among Pyxus Holdings, Inc., the guarantors party thereto, the several lenders party thereto and Alter Domus (US) LLC, as administrative agent and senior collateral agent.

10.2	Intabex Term Loan Credit Agreement, dated as of February 6, 2023, among Pyxus Holdings, Inc., Intabex Netherlands B.V., the other guarantors party thereto, the several lenders party thereto and Alter Domus (US) LLC, as administrative agent and senior collateral agent.

10.3	Intercreditor and Collateral Agency Agreement, dated as of February 6, 2023, among Pyxus Holdings, Inc., the guarantors party thereto, Alter Domus (US) LLC, as New Intabex Term Loan Administrative Agent, New Pyxus Term Loan Administrative Agent and Senior Collateral Agent, and Wilmington Trust, National Association, as Senior Notes Trustee.

10.4	Limited Consent and Amendment to ABL Credit Agreement, dated as of January 5, 2023, by and among Pyxus Holdings, Inc., the other borrowers and guarantors party thereto, the several lenders party thereto and PNC Bank, National Association, as administrative agent and collateral agent.

10.5	Amended and Restated ABL Intercreditor Agreement, dated as of February 6, 2023, among Pyxus Holdings, Inc., the guarantors party thereto, PNC Bank, National Association, as ABL Agent, Alter Domus (US) LLC, as Pyxus Term Loan Administrative Agent, Intabex Term Loan Administrative Agent and Senior Collateral Agent, and Wilmington Trust, National Association, as Senior Notes Trustee.

99.1	Press release dated February 6, 2023.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PYXUS INTERNATIONAL, INC.
(Registrant)

By:	/s/ William L. O’Quinn, Jr.
Name:	William L. O’Quinn, Jr.
Title:	Senior Vice President – Chief Legal Officer and Secretary

Date: February 10, 2023